UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 12, 2009, TOR Minerals International, Inc. (the "Company") announced its financial results for the first quarter ended March 31, 2009.  The Company reported a net loss available to common shareholders of ($284,000), or ($0.03) per diluted share, on net sales of $5,703,000 for the quarter ended March 31, 2009.  This compares with a net loss available to common shareholders of ($604,000), or ($0.08) per diluted share, on net sales of $6,746,000 for the quarter ended March 31, 2008.

Net sales decreased 15.5 percent during the first quarter of 2009 primarily due to weakness in paint and plastics end markets and continued reduction of customer's inventory levels.  First quarter HITOX sales decreased 49 percent, keeping pace with the decline experienced during the fourth quarter of 2008.  Partially offsetting the decline in HITOX sales, specialty alumina sales increased 59% during the first quarter.  The Company's first quarter's specialty alumina sales benefited from increased sales to customers in North America.  Other product sales declined 17 percent during the first quarter.

As previously announced, during the first quarter of 2009, TOR Minerals implemented a 20 percent reduction in employee and management salaries, reduced staffing levels and discretionary spending.  Combined with recent operational efficiency improvements and lower freight and energy costs, the Company reduced the net loss available to shareholders.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Weakness in the worldwide economy and paint and plastics markets continued to affect our top line and plant utilization during the first quarter.  We have taken difficult, but necessary, measures to lower our operating costs to levels that are in line with current revenue run rates and we expect the full effect of these measures to be realized in the coming quarters."

"Due to the level of uncertainty in the paint and plastics markets, we are preparing our operations to weather an extended period of weak demand in our end markets.  To offset the anticipated weakness in our existing product lines, we continue to make progress introducing new, innovative products that allow our customers to lower their overall bill of materials, and/or production costs while maintaining or exceeding quality standards.  A good example of this is the success with our North American alumina business during the first quarter.  We have introduced several new alumina products to the North American market that have received fast customer acceptance and expect specialty alumina order rates to remain robust throughout 2009." Dr. Karasch continued.

A webcast discussing first quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated May 12, 2009, announcing the Company's first quarter 2009 earnings results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 12, 2009		/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 12, 2009, announcing the Company's first quarter 2009 earnings results
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